As filed with the Securities and Exchange Commission on __________, 1998

                                                       Registration No. 33-39333

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                        AMERICAN CORPORATE RECEIPTS, INC.
                        ---------------------------------
                   (Originator of the Trusts described herein)
             (Exact name of registrant as specified in its Charter)

                   NEW JERSEY                      22-3545150
                   ----------                      ----------
                   (State or other                (IRS employer
                   jurisdiction of                identification
                   incorporation)                 Number)

                           c/o Rickel Securities, Inc.
                                 45 Essex Street
                           Millburn, New Jersey 07041
                                  973-379-0300
                                  ------------

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                             John C. Sabo, President
                        American Corporate Receipts, Inc.
                           c/o Rickel Securities, Inc.
                                 45 Essex Street
                           Millburn, New Jersey 07041
                                  973-379-0300
                                  ------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            David F. Broderick, Esq.
                             McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                            Newark, New Jersey 07102

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of securities              Amount to            Proposed maximum              Proposed maximum               Amount of
     Being registered            be registered(1)    Offering price per unit(2)    aggregate offering price(2)     registration fee
------------------------------------------------------------------------------------------------------------------------------------
American Corporate Receipts         $60,000,000                 100%                       $60,000,000               $18,181.82(3)
====================================================================================================================================

(1)  Represents the face amount of Principal and/or Callable Principal Receipts to be Offered.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Previously paid.

                                   ----------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                           AMERICAN CORPORATE RECEIPTS
                                      -----
                        AMERICAN CORPORATE RECEIPTS, INC.
                                    DEPOSITOR
                                      -----


            The American Corporate Receipts (the "Receipts") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each a "Prospectus Supplement"). Each series of Receipts will include two classes of Receipts.


            The Receipts of each series will be issued by a newly formed, limited purpose trust to be formed with respect to such series (each, a "Trust"). The property of each Trust will be limited to a portion of one discrete issue of taxable debt securities (the "Bonds") issued by a corporation or other issuer that is eligible to offer and sell securities pursuant to a registration statement on Form S-3 promulgated under the Securities Act of 1933, and which issuer has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 and is therefore subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith will be obligated to file reports and other information with the Securities and Exchange Commission. The Bonds will have been previously publicly issued pursuant to an offering registered under the Securities Act, and at the time that the Receipts are offered the Bonds shall have been rated by a nationally recognized statistical rating organization (such as Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P")) (each, a "Rating Agency") in one of its generic rating categories which signifies investment grade. The identity of and material terms of the Bonds held by a particular Trust will be described in the related Prospectus Supplement. No credit enhancement (in the form of over-collateralization, insurance or guarantees) will be available to supplement payments made on the Bonds.


            Each Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into between American Corporate Receipts, Inc. as Depositor (the "Depositor") and the Trustee specified in the related Prospectus Supplement (the "Trustee").

            Each series of Receipts will represent fractional undivided interests in all of the interest and principal payments on the Bonds in the related Trust. Each class of Receipts of any series will represent the right to receive a specified payment of principal and/or interest on the related Bonds in the manner described herein and in the related Prospectus Supplement, to the extent that such payment has been actually received by the Trustee. The amounts, rates and dates of such payments will be set forth in the related Prospectus Supplement, and will correspond to the payments on the related Bonds. In the event of a payment default on the underlying Bonds which is not cured within ten days, Receiptholders will obtain the right to proceed directly against the issuer of the Bonds.

            There will be no secondary market for the Receipts prior to the offering thereof. While Rickel Securities, Inc., an affiliate of the Depositor, intends to make a secondary market in the Receipts, it is not obligated to do so. There can be no assurance that a secondary market for the Receipts will develop or, if it does develop, that it will continue. The Receipts may or may not be listed on a securities exchange. If the Receipts are listed on a securities exchange, the name of such exchange will be disclosed in the related Prospectus Supplement.

            Receipts will be issued in book-entry form. Each class of Receipts initially issued in book-entry form will be represented by a single physical certificate registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of owners of such Receipts will be represented by book entries on the records of DTC and participating members thereof. Certificated Receipts will be available only under limited circumstances.

                                   ----------

            PROCEEDS OF THE BONDS HELD BY THE TRUST FOR ANY SERIES ARE THE SOLE SOURCE OF PAYMENTS ON THE RECEIPTS FOR SUCH SERIES. THE RECEIPTS WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, THE DEPOSITOR OR RICKEL SECURITIES, INC., ANY OTHER TRUST OR ANY OF THEIR RESPECTIVE AFFILIATES. THE RECEIPTS ARE DIFFERENT FROM, AND SHOULD NOT BE DEEMED TO BE A SUBSTITUTE FOR, DIRECT OWNERSHIP OF THE BONDS.

                                   ----------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            Receipts may be sold by the Depositor through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone, as more fully described under "PLAN OF DISTRIBUTION" and in the related Prospectus Supplement. If underwriters or agents are involved in the offering of the Receipts of any series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement.

            This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is           , 1998.

                              AVAILABLE INFORMATION

            American Corporate Receipts, Inc., as depositor of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Receipts offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007, or at the Commission's Web site, http://www.sec.gov. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                            REPORTS TO RECEIPTHOLDERS


            Quarterly and annual unaudited reports containing information concerning the related Bonds, including an annual independent accountant's statement of review regarding the payment of all income on the Bonds to the Receiptholders ("Receiptholders" or "Holders"), will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Receipts. See "CERTAIN INFORMATION REGARDING THE RECEIPTS -- Book-Entry Registration" and "--Reports to Receiptholders". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such other reports as may required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                               PROSPECTUS SUMMARY


            This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Receipts contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Receipts. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "INDEX OF TERMS" on page 22 of this Prospectus.


Issuer..............          With respect to each series of Receipts, the Trust
                              to be  formed  by the  Depositor  and the  Trustee
                              pursuant to the Trust  Agreement.  Each Trust will
                              be established  for the primary purpose of issuing
                              Receipts   of   a   single   series   representing
                              fractional ownership interests in the Bonds to be described in the related Prospectus Supplement for such series. The Bonds will be deposited into the Trust by the Depositor in exchange for Receipts, the aggregate face amount of which will correspond exactly to the aggregate amount of principal and interest payable on the Bonds from the date of deposit to the date of maturity (or, in the case of Callable Principal Receipts, the first date upon which the Bonds are redeemable).

Depositor...........          American Corporate Receipts, Inc.

Trustee.............          The Trustee  specified  in the related  Prospectus
                              Supplement.

The Receipts........          Each series of Receipts  will  include two classes
                              of Receipts  issued  pursuant to a Trust Agreement
                              between the Depositor and the Trustee:  (i) Coupon
                              Receipts,  which  represent the right to receive a
                              single payment of interest on the Bonds,  and (ii)
                              either (x) Principal Receipts, which represent the
                              right to receive a single  payment of principal on
                              the Bonds upon maturity,  or (y) in any case where
                              the  Bonds  are   subject  to  early   redemption,
                              Callable Principal  Receipts,  which represent the
                              right to receive
                              all  interest  payments  from the first  date upon
                              which the Bonds are  redeemable and principal upon
                              redemption  or  maturity,   plus  any   redemption
                              premium.  The Receipts will be available initially
                              only in book-entry  form.  Receiptholders  will be
                              able to receive Certificated  Receipts only in the
                              limited   circumstances   described  herein.   See
                              "CERTAIN  INFORMATION  REGARDING  THE  RECEIPTS --
                              Certificated Receipts."


The Bonds ..........          The  property  of each  Trust  will be  limited to
                              taxable debt securities (the "Bonds")  acquired by
                              the  Depositor  from Rickel  Securities,  Inc., an
                              affiliate  of the  Depositor,  in exchange for the
                              Receipts.  The  Bonds  will  be  described  in the
                              related  Prospectus  Supplement and will have been
                              issued by a corporation  or other issuer  eligible
                              to  offer  and  sell  securities  registered  on a
                              registration  statement  on Form  S-3  promulgated
                              under the  Securities  Act,  and which  also has a
                              class  of  equity   securities   registered  under
                              Section 12 of the  Exchange  Act and  therefore is
                              subject to the periodic reporting  requirements of
                              the Exchange Act. Each of the Bonds will have been
                              previously   publicly   issued   in  an   offering
                              registered  pursuant to the Securities Act, and at
                              the time that the  Receipts  are offered the Bonds
                              shall have been rated by a  nationally  recognized
                              statistical  rating  organization  in  one  of its
                              generic   rating    categories   which   signifies
                              investment grade. The issuer of the Bonds will not
                              be involved in the issuance of the  Receipts,  and
                              will not be  affiliated  with the Depositor at the
                              time of the offering. Rickel Securities, Inc. will
                              have     previously     purchased,     or     will
                              contemporaneously   purchase   the  Bonds  in  the
                              secondary market. Rickel Securities, Inc. will not
                              purchase the Bonds from the issuer  thereof or any
                              of its  affiliates,  and  the  Bonds  will  not be
                              purchased by Rickel Securities,  Inc. as a part of
                              the initial distribution  thereof.  After the date
                              of issuance by each Trust of the related  Receipts
                              (the  "Issuance   Date"),   such  Trust  will  not
                              purchase  or  otherwise   acquire  any  additional
                              securities and will not dispose of or create any lien on its assets.


Payments............          Subject  to  timely  receipt  of  payments  on the
                              Bonds, payments in respect of each class of any series of Receipts will be paid or distributed at such times and in such manner as described in the related Prospectus Supplement.



Certain Federal
 Income Tax
 Consequences.......          Receipts  will  constitute  "stripped  coupons" or
                              "stripped  bonds" for  purposes of Section 1286 of
                              the Internal Revenue Code of 1986, as amended (the
                              "Code").  As such, the Receipts will be treated as
                              if   issued   with   original   issue    discount.
                              Consequently,   purchasers   of  Receipts   should
                              understand  that if they  are  subject  to  income
                              taxation, it is likely that they will be allocated
                              taxable income with respect to their Receipts each
                              year prior to maturity of the  Receipts,  although
                              they will not receive any cash  distributions with
                              respect  to  the  Receipts   they  hold  prior  to
                              Maturity.  In any such event,  a Holder would have
                              to use other cash  resources to pay the tax on the
                              taxable  income  allocated as a result of his, her
                              or  its  ownership  of  the  Receipts.   Upon  the
                              issuance  of each series of  Receipts,  McCarter &
                              English,   LLP,   special   tax   counsel  to  the
                              Depositor, will deliver an opinion with respect to
                              certain  federal  income  tax  consequences.   See
                              "FEDERAL  INCOME  TAX  CONSEQUENCES"   herein  for
                              additional information concerning the application of federal, state, local and other laws.

ERISA
 Considerations.....          Under a  regulation  issued by the  Department  of
                              Labor, the Trust assets represented by a series of
                              Receipts  will not be deemed  "plan  assets" of an
                              employee  benefit  plan  holding  the  Receipts if
                              certain  conditions  are met,  including that such
                              class of Receipts must be held, upon completion of
                              the initial public offering of the Receipts, by at
                              least 100  investors  who are  independent  of the
                              Depositor and of one another.  For certain  series
                              of Receipts the Depositor  expects that (i) one or
                              more  classes of  Receipts  of each series will be
                              held by at least 100 independent  investors at the
                              conclusion of the initial public offering  thereof
                              (although  no  assurance  can  be  given,  and  no
                              monitoring  or  other  measures  will be  taken to
                              ensure, that such condition will be met), and (ii)
                              the other  conditions  of the  regulation  will be
                              met. If the Trust assets  represented  by a series
                              of Receipts  were deemed to be "plan assets" of an
                              employee  benefit plan  investor  (e.g. if the 100
                              independent  investor criterion is not satisfied),
                              violation of the "prohibited transaction" rules of
                              the  Employee  Retirement  Income  Security Act of
                              1974,  as  amended  ("ERISA"),  could  result  and
                              generate  excise tax and other  liabilities  under
                              ERISA  and  Section  4975 of the  Code,  unless  a
                              statutory,  regulatory or administrative exemption
                              is  available.  It is uncertain  whether  existing
                              exemptions from the "prohibited transaction" rules
                              of ERISA would apply to all transactions involving
                              the  Trust  assets   represented  by  the  related
                              Receipts. Accordingly, fiduciaries considering a purchase of the Receipts on behalf of employee benefit plans should consult their counsel before making the purchase. See "ERISA CONSIDERATIONS" herein.



Rating..............          It is a condition to the issuance of any series of
                              Receipts  that  they  be  rated  by  a  nationally
                              recognized  statistical rating  organization (such
                              as Moody's Investor Service,  Inc.  ("Moody's") or
                              Standard & Poor's  Corporation  ("S&P"))  (each, a
                              "Rating  Agency")  in one of  its  generic  rating
                              categories  which  signifies   investment   grade;
                              typically,  the  four  highest  rating  categories
                              (within  which  there  may  be  sub-categories  or
                              gradations  indicating  relative standing) signify
                              investment  grade.  For example,  Moody's  ratings
                              between Aaa and Baa, and S&P's ratings between AAA
                              and BBB, signify  investment grade. The ratings of
                              any series of the Receipts by the Rating  Agencies
                              address  the  likelihood  of the full  and  timely
                              payment  of  the  aggregate  face  amount  of  the
                              Receipts.  There  is no  assurance  that  any such
                              rating  will  continue  for any  period of time or
                              that it will not be revised or withdrawn  entirely
                              by  such  Rating   Agency  if,  in  its  judgment,
                              circumstances (including,  without limitation, the
                              financial  health of the issuer of the  underlying
                              Bonds) so  warrant.  A revision or  withdrawal  of
                              such  rating  may have an  adverse  effect  on the
                              market price of the Receipts. A security rating is
                              not  a   recommendation   to  buy,  sell  or  hold
                              securities.  See  "RISK  FACTORS"  in the  related
                              Prospectus Supplement.





                                   THE TRUSTS

GENERAL


            With respect to each series of Receipts, the Depositor will establish a Trust by depositing the Bonds in the Trust without recourse. After the Issuance Date with respect to each Trust, such Trust will not purchase or otherwise acquire any additional securities and will not dispose of or create any lien on its assets. The Receipts of each series will evidence fractional ownership interests in the related Bonds. The related Trust Agreement shall terminate with respect to any Trust one year following the payment upon maturity (or any earlier redemption) by the respective issuers of the entire principal amount (and any redemption premium) of the Bonds. If any Receipts shall remain outstanding after the date of termination of the related Trust Agreement, the Trustee shall not perform any further acts under the Trust Agreement, except that the Trustee shall hold the proceeds of any payment, without liability for interest, for the pro rata benefit of the Receiptholders which have not theretofore been surrendered for payment unless otherwise required by applicable law.


THE TRUSTEE


            The Trustee for each Trust and the principal offices of the Trustee will be as specified in the related Prospectus Supplement. The Trustee will not be affiliated with the Depositor at the time of the offering. The Trustee's liability in connection with the issuance and sale of the Receipts is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement. The Trustee's obligations under the Trust Agreement include issuing and manually executing Receipts, receiving debt service payments on the underlying Bonds and disbursing the same to the owners of the related Receipts, maintaining the Receipt Register, giving notice to the Receiptholders in the event of any payment default by the issuer of the underlying Bonds, and taking actions as directed by the holders of the Receipts. The fee to be charged by the Trustee for its services is negotiated by the Depositor and the Trustee for each series and set forth in a separate agreement between them. The fee is paid by the Depositor. The Trust Agreement provides that in no event shall the assets of the Trust be used to pay such fees or be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through the Trustee.

            A Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The Trust Agreement requires that any Trustee be a bank with trust powers or trust company having a principal office in the United States of America, having a combined capital and surplus of at least $50,000,000, and having a rating of Baa or better assigned by at least one nationally recognized statistical rating agency, as that term is defined by SEC Rule 15C3-1(c)(2)(vi)(F).




                                    THE BONDS
GENERAL


            The Bonds to be purchased by each Trust will be taxable debt securities issued by a corporation or other entity (each such entity, an "Obligor") eligible to offer and sell securities registered on a registration statement on Form S-3 promulgated under the Securities Act, and which also has a class of equity security registered under Section 12 of the Exchange Act and therefore is subject to the periodic reporting requirements of the Exchange Act. Each of the Bonds will have been previously publicly issued in an offering registered pursuant to the Securities Act, and at the time that the Receipts are offered the Bonds shall have been rated by a Rating Agency (such as Moody's or S&P) in one of its generic rating categories which signifies investment grade. The Bonds will have been acquired by the Depositor from Rickel Securities, Inc. in exchange for the Receipts. Rickel Securities, Inc. will have previously purchased the Bonds in the secondary market. The Obligor will not be involved in the issuance of the Receipts, and will not be affiliated with the Depositor at the time of the offering. Rickel Securities, Inc. will not have purchased the Bonds from the issuer thereof or any of its affiliates, and the Bonds will not have been purchased by Rickel Securities, Inc. as part of the initial distribution thereof. The specific terms and conditions of the Bonds to be purchased by each Trust will be set forth in the related Prospectus Supplement.


THE OBLIGORS

            In order to be eligible to offer and sell securities registered on a registration statement on Form S-3, and thus fulfill that portion of the criteria for Bond Obligors set forth above, an Obligor must:

                        1. Be incorporated or otherwise organized under the laws
            of the United States or any State or territory or the District of Columbia and have its principal business operations in the United States or its territories;

                        2. Have a class of securities registered under the Exchange Act and be required to file reports pursuant to that Act;

                        3.  Have  been   subject  to  the   periodic   reporting
            requirements of the Exchange Act for a period of at least 12 calendar months, and have filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month preceding the relevant date; and

                        4. Have at least  $75,000,000 in aggregate  market value
            of voting stock held by non-affiliates of the Obligor.

            The Depositor will base its determination of whether a specific Obligor meets this criteria on the basis of available public information. See "AVAILABLE INFORMATION REGARDING THE OBLIGORS -- Public Information." The Depositor will not confirm any such determination with the Obligor. In making such determination, the Depositor will necessarily assume that all of the information which an Obligor has filed with the Commission is true, accurate and complete.


                  AVAILABLE INFORMATION REGARDING THE OBLIGORS

PUBLIC INFORMATION

            The Obligors will be corporations or other entities that are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Obligors with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007, or at the Commission's Web site, http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If the Bonds are listed on the New York Stock Exchange, the material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York. If the Bonds are listed on the American Stock Exchange, the material described above and other information will also be available for inspection at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York.

POSSIBLE UNAVAILABILITY OF PUBLIC INFORMATION AND RESULTING TRANSFER
RESTRICTIONS

            An Obligor whose common stock (or similar equity security) ceases to be held of record by 300 or more holders, which has no class of security listed on a national securities exchange, and which has no class of debt security held of record by 300 or more holders, could elect to suspend its Exchange Act reporting requirements. Such suspension could occur at any time after the deposit of its Bonds in a Trust. In such event, the public information referred to in the preceding paragraph would no longer be available. If such reports are not available to the Trust, the Receipts of such series will, by their terms, generally be required to be removed from the DTC book entry system, and definitive physical certificates representing the Receipts of such series will be issued to the Holders of the Receipts of such series. Such actions could hinder a Holder's ability to transfer his Receipts.


            In the event an Obligor suspends its Exchange Act reporting and the Receipts are removed from the DTC book entry system, the Depositor will notify the Obligor that the Bonds are held pursuant to the Trust Agreement and that the holders of the Receipts constitute record holders of the Bonds. The issuance of such definitive physical certificates representing the Receipts may increase the likelihood that there will then be more than 300 holders of record of the Bonds, requiring the Obligor to resume filing Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Exchange Act, which appears to require an obligor with actual knowledge that its bonds are held pursuant to a Trust Agreement to treat holders of record of certificates or other evidences of interest issued by the Trust as holders of record of the underlying Bonds. However, no assurances can be given that this procedure will result in the Obligor resuming its Exchange Act filings, due to, among other reasons, the fact that to the Depositor's knowledge, no court of competent jurisdiction has interpreted and enforced Rule 12g5-1(b)(1) in the circumstances described above. In addition, the Depositor is unable to predict whether, even if the Receiptholders are treated as holders of the Bonds, the issuance of definitive physical certificates will cause there to be more than 300 holders of record of the Bonds.

BONDHOLDER COMMUNICATIONS

            Upon the receipt by the Trust of any Bondholder communications from an Obligor, the Trustee, on behalf of the Trust, will transmit such communications to the beneficial owners of the Receipts upon receipt from the Obligor of assurances that the Trustee's reasonable expenses will be reimbursed by the Obligor. In addition, upon receipt by the Trust of Bondholder communications from a third party (other than the Obligor), the Trustee, on behalf of the Trust, will transmit such Bondholder communications to the beneficial owners of the Receipts upon receipt from such third party of assurances that the Trustee's reasonable expenses will be reimbursed by such third party. In either case, if the Trustee does not receive such assurances, then the Trustee, at the sole discretion of the Depositor and at the expense of the Depositor and/or the Trust, will transmit or cause to be transmitted any such Bondholder communications to such beneficial owners.


                                 USE OF PROCEEDS

            There will be no cash proceeds received by the Depositor or the Trust from the sale of the Receipts. The issuance of each series of Receipts will involve the following steps, some or all of which may take place simultaneously:

            - Rickel Securities, Inc. will purchase the Bonds in the secondary market for cash at the price(s) prevailing in the market.

            - The Trust will issue the Receipts to the Depositor. The aggregate face amount of Receipts will correspond exactly to the aggregate amount of principal and interest payable on the Bonds from the date of deposit to the date of maturity (or, in the case of Callable Principal Receipts, the first date upon which the Bonds are redeemable).


            - The Depositor will sell the Receipts to Rickel Securities, Inc. in exchange for the Bonds.

            - The Depositor will sell the Bonds to the Trust in consideration for the Trust's issuance of the Receipts to the Depositor.


            - Rickel Securities, Inc., acting as the Underwriter, will commence the offering of the Receipts.

            The Receipts will be offered from time to time through the Underwriter in negotiated transactions, at various prices to be determined at the time of sale. Any spread between the price at which the Receipts are sold and the purchase price of the Bonds (less costs and expenses) will represent underwriting compensation to Rickel Securities, Inc. Depending on the timing of the various steps outlined above, Rickel Securities, Inc. may utilize a portion of the net proceeds of the sale of the Receipts to finance or refinance the purchase of the underlying Bonds.

            The aggregate face amount of any series of Receipts will correspond exactly to the aggregate amount of principal and interest payable on the underlying Bonds from the date of deposit to the date of maturity (or, in the case of Callable Principal Receipts, the first date upon which the Bonds are redeemable). Therefore, the aggregate face amount of any particular series of Receipts will not necessarily bear a direct relationship to the fair market value of the underlying Bonds on the date that the Receipts are issued.


            The simultaneous transfer of the Bonds from the Underwriter to the Depositor in exchange for the Receipts, and the retransfer of the Bonds from the Depositor to the Trust in exchange for the Receipts, are intended by the parties to constitute sale transactions. Immediately following the completion of such transactions, physical custody of and title to the Bonds will be irrevocably vested in the Trust and/or the Trust's nominee(s), and neither the Underwriter nor the Depositor will have any further control over the collection, disposition or custody thereof, or over any other actions affecting the Bonds. Neither the Trust nor the Receiptholders will have any recourse against the Underwriter or the Depositor in the event of a default on the Bonds by the Obligor. Conversely, neither the Trust nor the Receiptholders will be entitled to share in any net profit, nor will the Trust or the Receiptholders be liable for any portion of any net loss, which may be realized by the Underwriter in connection with its purchase of the Bonds in the market and resale of the Receipts.

                                  THE DEPOSITOR


            The Depositor, a wholly owned subsidiary of Rickel Securities, Inc., was incorporated in the State of New Jersey in October, 1997. The Depositor was organized for the limited purpose of acquiring Bonds from Rickel Securities, Inc., forming Trusts, transferring Bonds to the Trusts, and engaging in related activities. The principal executive offices of the Depositor are located at 45 Essex Street, Millburn, New Jersey 07041, and its phone number is 973-379-0300.



                                  THE RECEIPTS

GENERAL


            With respect to each Trust, the Receipts will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a summary of the material terms of the Trust Agreement. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Receipts and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

            Each class of a series of Receipts issued in book-entry form will initially be represented by a single Receipt registered in the name of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Receipts issued in book-entry form. Unless and until Certificated Receipts are issued under the limited circumstances described herein, no Receiptholder will be entitled to receive a physical certificate representing a Receipt. All references herein to actions by Receiptholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Receiptholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Receipts, as the case may be, for distribution to beneficial owners in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE RECEIPTS -- Book Entry Registration" and "-- Certificated Receipts."


DISTRIBUTIONS OF INTEREST AND PRINCIPAL AMOUNT

            There will not be any periodic interest payments on Coupon Receipts or Principal Receipts. Each of such Receipts represents the right to receive a single payment at its maturity.

            With respect to Coupon Receipts, on and after the date of the interest payment evidenced thereby, if the Obligor shall have paid in full and the Trustee shall have confirmed receipt of the interest due on such interest payment date on the underlying Bonds, the Trustee shall, upon surrender of such Coupon Receipts at the office of the Trustee specified in the related Prospectus Supplement, pay to the Holder thereof in lawful money of the United States of America, if the Holder is DTC or its nominee, by wire transfer of immediately available funds, and if the Holder is any other person, by check for New York Clearing House funds in accordance with such regulations as the Trustee may reasonably establish consistent with the provisions of the Trust Agreement, the entire amount of such interest payment evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            With respect to any Principal Receipts, if the Obligor shall have paid in full and the Trustee shall have confirmed receipt of the amount of such principal upon maturity of the underlying Bonds, the Trustee shall, upon surrender of such Principal Receipts at the office of the Trustee specified in the related Prospectus Supplement, pay to the Holder thereof in lawful money of the United States of America, if the Holder is DTC or its nominee, by wire transfer of immediately available funds, and if the Holder is any other person, by check for New York Clearing House funds in accordance with such regulations as the Trustee may reasonably establish consistent with the provisions of the Trust Agreement, the entire amount of such principal evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            With respect to any Callable Principal Receipts: (i) on or after each interest payment date, if the Obligor shall have paid in full and the Trustee shall have confirmed receipt of the interest due on such interest payment date on the underlying Bonds, the Trustee shall pay to the Holder of record on the applicable record date in lawful money of the United States of America , if the Holder is DTC or its nominee, by wire transfer of immediately available funds, and if the Holder is any other person, by check for New York Clearing House funds in accordance with such regulations as the Trustee may reasonably establish consistent with the provisions of the Trust Agreement, the entire amount of such interest, less any taxes or governmental charges required to be withheld for such payment by the Trustee, and (ii) if the Obligor shall have paid and the Trustee shall have confirmed receipt of all or any part of the principal amount of and redemption premium, if any, due upon stated maturity or upon earlier redemption of the underlying Bonds, the Trustee shall, upon surrender of such Callable Principal Receipts at the office of the Trustee specified therein, pay to the Holder thereof, in lawful money of the United
States of America, if the Holder is DTC or its nominee, by wire transfer of immediately available funds, and if the Holder is any other person, by check for New York Clearing House funds in accordance with such regulations as the Trustee may reasonably establish consistent with the provisions of the Trust Agreement, the entire amount of such principal and premium, if any, evidenced thereby, or in the case of a partial redemption, the amount of such principal so redeemed (and any redemption premium); in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            The Trust Agreement provides that all moneys received from Obligors by the Trustee which represent payments of interest, principal or redemption premium on the underlying Bonds shall be held by the Trustee without interest in a special account until required to be disbursed. Therefore, to the extent that the Trustee holds in trust any payments of interest or principal for any period prior to disbursement of the same to the Receiptholders, these amounts will not be invested, and there will be no income generated. However, because the payment dates of the Receipts will correspond to the payment dates of the underlying Bonds, and because the Trustee is under a duty to transfer payments received on the Bonds to the Receiptholders following receipt (including, in the case of Callable Principal Receipts, following the receipt of redemption proceeds prior to the maturity date of the Bonds), it is anticipated that any such payments will be held by the Trustee for only that period of time as may be necessary to arrange re-transfer to the Receiptholders. To the extent DTC is the only Receiptholder of record, as is presently contemplated, DTC will follow its own internal procedures in crediting the accounts of its Participants following the receipt of any such payments.

REDEMPTION OF CALLABLE PRINCIPAL RECEIPTS

            Any class of Callable Principal Receipts of any series is subject to redemption on the optional redemption dates and any mandatory redemption dates, if applicable, of the related Bonds as set forth in the related Prospectus Supplement. The Bonds related to each series of Callable Principal Receipts will be subject to redemption prior to maturity on and after the dates and at the redemption prices set forth in the Prospectus Supplement relating to such series.

            If the Bonds underlying any series of Callable Principal Receipts are redeemed in whole or in part, the Trustee shall redeem a principal amount of Callable Principal Receipts of such series equal to the principal amount of the Bonds held in trust so redeemed. Upon redemption of any Callable Principal Receipts, the Holder will have no right to receive payments of any interest maturing after the redemption date thereof.

            In the event of a partial redemption of the Bonds underlying any series of Callable Principal Receipts, the particular Callable Principal Receipts to be redeemed shall be selected by the Trustee from the outstanding Callable Principal Receipts of such series by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in amounts equal to the minimum authorized denomination of such series and integral multiples thereof) of the principal amount represented by such Callable Principal Receipts. To the extent practicable the Trustee shall, in the case of partial redemption, redeem Callable Principal Receipts so that no more than one Callable Principal Receipt is thereby rendered other than in an authorized denomination.

            Notice of redemption shall be given by the Trustee to each Holder of any Callable Principal Receipts to be redeemed within thirty (30) days after notice of redemption of the underlying Bonds has been given by the Obligor, trustee or paying agent of or for the Bonds, as the case may be. All notices of redemption shall state the redemption date, the amount payable on such date, the place at which such Callable Principal Receipts are to be surrendered for payment, that interest on amounts redeemed will cease to accrue and, if less than all of a Holder's Callable Principal Receipt is to be redeemed, the principal amount of such Callable Principal Receipt to be redeemed.

DEFAULT ON BONDS

            If the Obligor defaults on the payment of any interest or principal which is evidenced by the Receipts, the Trustee shall promptly give notice to Holders thereof as provided in the Trust Agreement. Such notice shall set forth
(a) the identity of the issue of Bonds, (b) the date and nature of such default,
(c) the amount of the interest, principal or callable principal to which such default relates, (d) the identifying numbers or the class of Receipts, or any combination, evidencing the interest, Principal or Callable Principal (or portions thereof) described above in clause "(c)", and (e) any other information which the Trustee may deem appropriate.


            Upon any default by the issuer of any Bond on the payment of any Interest, Principal or Callable Principal which is evidenced by a Receipt, the Trustee shall take all such steps as the Trustee, in its capacity as Trustee and as the registered owner or nominal holder of the Bond to which the Receipt owned by the Holder relates, shall deem necessary to protect the rights of the Receiptholders. In order to protect such rights, the Trustee may, in its own name and as trustee of an express trust, institute any action or proceedings at law or in equity for the collection of the sums due and unpaid upon any Bond, and may prosecute any such action or proceeding to judgment or final decree. In addition, the Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust or as attorney-in-fact for the Receiptholders or in any one or more of such capacities to file such proofs of claim, claims, petitions, amendments thereto or any other document as may be necessary or advisable in order to have the claims of the Holders allowed in any judicial proceedings involving the Obligor under the Bonds or the trustee under the indenture governing the Bonds.


            The Bonds may be subject to United States or state laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of extreme financial difficulties of the Obligor, could result in delays in payment or in non-payment of the Receipts relating to Bonds. In certain cases the bankruptcy, reorganization or moratorium could result in non-payment of one or more Coupon Receipts while the related Principal Receipts and Callable Principal Receipts were paid in part or in full.

            In the event that the Trustee receives money or other property in respect of the Bonds (other than a scheduled interest payment with respect to an Interest Payment Date or the scheduled payment of principal on or with respect to the stated maturity date of the Bonds) as a result of a payment default on the Bonds, or actual notice that such moneys or other will be paid to the Trustee, the Trustee shall promptly give notice to DTC or, if the Receipts are not then held by DTC, directly to the Holders of the Receipts then outstanding and unpaid. Such notice shall state that, not later than thirty (30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Receipts then outstanding and unpaid, in proportion to the Accreted Value of each outstanding class of Receipts, and within each class pro rata by face amount. Property received, other than cash, shall be liquidated by the Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs and expenses of such liquidation, distributed in cash; provided, however, that if such property consists of securities, such securities shall be liquidated only to the extent necessary to avoid distribution of fractional securities.

            The term "Accreted Value" means, for any Receipt, (a) the original issue price for such Receipt as set forth in Exhibit A to the Series Trust Agreement, plus (b) an amount equal to an investment return thereon accrued to the date of determination calculated based on a semiannual compounding rate, on the basis of a 360-day year composed of twelve 30-day months, equal to the original yield to maturity of such Receipt as set forth in Exhibit A to the Series Trust Agreement. With respect to the allocation of proceeds of the Bonds received in connection with a payment default on the Bonds, the relevant determination date shall be the date of such default.

            The Trustee may consult with and rely upon the calculations of an advisor (which may be the Depositor) in connection with any calculation of Accreted Value to the extent such amount must be determined in order for the Trustee to carry out its duties under the Trust Agreement. The expenses of such an advisor (other than the Depositor) shall be borne by the Holders and shall not exceed $5,000.

            Neither the Trustee nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Bonds or Receipts. Pursuant to the terms of the Trust Indenture Act of 1939, as amended, each Receiptholder, as the beneficial owner of the right to receive the payment(s) on the Bonds which are represented by his or her Receipt, shall have the right to institute suit directly against the Obligor of the underlying Bonds in accordance with the law governing the underlying Bonds, subject to certain limitations allowed by the Act which may be contained in the indenture pursuant to which the underlying Bonds were issued.

                   CERTAIN INFORMATION REGARDING THE RECEIPTS

BOOK-ENTRY REGISTRATION

            DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates (such electronic book-entry system, the "DTC Book Entry Only System"). Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

            Holders of book-entry Receipts that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Receipts may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal and interest through DTC Participants. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Holders. Except for the Depositor, it is anticipated that the only "Receiptholder" will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the Trustee as Receiptholders as such term is used in the Trust Agreement, and beneficial owners will be permitted to exercise the rights of Receiptholders only indirectly through DTC and its Participants.

            Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Receipts among Participants on whose behalf it acts with respect to the Receipts and to receive and transmit distributions of principal of and interest on Receipts. Participants and Indirect Participants with which Holders have accounts with respect to the Receipts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Holders will not possess Receipts, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their Receipt interests.

            The Certificated Receipts delivered to the Trustee will be registered in the name of Cede, as nominee for DTC. The Holders, as purchasers of Receipts, will not receive physical certificates representing their Receipts. Instead, the ownership interests of the Holders will be recorded, directly or indirectly, through the records of the respective Participants and Indirect Participants. Transfers among Holders will be accomplished through and reflected on the records of DTC and the Participants or Indirect Participants of which those Holders are customers. DTC will maintain records for the payment, transfer and exchange of Receipts held by DTC Participants on behalf of Holders, but will not make payments directly to Holders or record specific transfers of Receipts from one Holder to another.

            Payments on the Bonds that are received by the Trustee from the Obligor, including payments upon redemption of the Bonds, will be paid to DTC as the registered holder of the related Receipts. DTC, under its current practices, would credit those payments to the accounts of the Participants in accordance with their respective holdings of Receipts as shown on DTC's records. Payment by Participants and Indirect Participants to Holders will be governed by standing instructions and customary practices, and will be the responsibility of each such Participant or Indirect Participant and not of DTC or the Trustee, subject to any statutory and regulatory requirements as may be in effect from time to time.

            DTC may determine to discontinue the DTC Book Entry Only System with respect to the Receipts at any time by giving notice to the Trustee and the Depositor and discharging its responsibilities with respect thereto. In addition, the Depositor may cause the removal of DTC (or a successor or substitute depository) if the Depositor determines such removal is in the best interest of the Holders or is in the best interests of the Depositor as long as the removal will not adversely affect the Holders. If DTC (or a successor or substitute depository) is removed and the Depositor, after a good faith effort, is unable to procure the services of a successor depository, the Trustee will serve as depository of the Bonds.

            Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Receipts to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Receipts, may be limited due to the lack of a physical certificate for such Receipts.

            DTC has advised the Depositor that it will take any action permitted to be taken by a Receiptholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Receipts are credited. DTC may take conflicting actions with respect to other fractional interests to the extent that such actions are taken on behalf of Participants whose holdings include such fractional interest.

            Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Receipts of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

CERTIFICATED RECEIPTS

            Receipts will initially be issued in book-entry form. Receipts will be issued in fully registered, certificated form ("Certificated Receipts") to Receiptholders or respective nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Receipts and the Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

            Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will execute, register the transfer of and exchange Certificated Receipts as requested by DTC or any other Holders of such Receipts in appropriate amounts and in accordance with the Receipt registry of DTC.

            Distributions of principal of, and interest on, the Certificated Receipts will thereafter be made in accordance with the procedures set forth in the related Trust Agreement directly to holders of Certificated Receipts in whose names the Certificated Receipts were registered at the close of business on the day before the related Payment Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificated Receipt, however, will be made only upon presentation and surrender of such Certificated Receipt at the office or agency specified in the notice of final distribution to the holders of such class.

REPORTS TO RECEIPTHOLDERS

            Quarterly and annual unaudited reports containing information concerning the related Bonds, including an annual independent accountant's statement of review regarding the payment of all income on the Bonds to the Receiptholders, will be prepared by the Depositor and sent on behalf of each Trust only to Cede as nominee of DTC and registered holder of the Receipts. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such other reports as may be required under the Exchange Act, and the rules and regulations of the Commission thereunder.


            In addition to the foregoing, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Trustee will mail to each person who at any time during such calendar year has been a Receiptholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Receiptholder's preparation of federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES - Additional Tax Considerations; Tax Information Reporting."

            In addition to the foregoing, the Trustee shall transmit to the Holders of the Receipts any communications received by the Trustee from the issuer of the related Bonds. To the extent that the issuer of the Bonds fails to reimburse the Trustee for its reasonable expenses in connection with the transmission of communications to the Holders of the Receipts, the Depositor shall pay such expenses.

                               THE TRUST AGREEMENT

            Pursuant to the Trust Agreement, the Bonds underlying any series of Receipts will be held for the Holders of that series of Receipts by the Trustee in physical certificate form or as book-entry credits to an account of the
Trustee at DTC. Under the DTC Book Entry Only System, DTC will be the sole registered holder of the Receipts. For each series of Receipts, the Trustee will establish a separate trust account of the Bonds relating to such Receipts and two subaccounts within such separate account, the first for interest payments underlying Coupon Receipts and the second for principal payments underlying
Principal Receipts or principal payments and interest payments underlying Callable Principal Receipts. Unless otherwise set forth in the related Prospectus Supplement, it is the intent of the Depositor that all of the Bonds will be held by the Trustee by book-entry credit to its account at DTC. If, for any reason, the Bonds may no longer be held by book-entry credit at DTC, the Bonds will thereafter be held by the Trustee in a separate trust account.


            The Depositor shall also in connection with the Series Trust Agreement enter into a separate agreement with the Trustee providing for the payment of the charges and expenses of the Trustee in respect of the related Receipts. In no event shall the assets of the Trust be used to pay such fees.


            Prior to a payment default by the Obligor, the only responsibility of the Trustee with respect to payments on Receipts will be to apply all payments received in respect of the Bonds to the registered holders of the related Receipts without making any deductions other than for any taxes and governmental charges.

            Trust accounts established for Receipts will be special accounts separate from the general assets of the Trustee and the interest payments and principal payments therein will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the trust accounts to any person except as otherwise permitted by the Trust Agreement.

            The Trust Agreement provides that the Trustee shall keep at its designated office in New York, New York a register (the "Receipt Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of, and for the registration of transfers or exchanges of, Receipts, which will be accomplished as described herein under "Certain Information Regarding the Receipts -- Book-Entry Registration."

            The Trust Agreement provides that, in the event of any action requiring a vote of the registered holders of any Bonds, the Trustee (as the owner of record of the Bonds), upon receipt of the Bond proxy, will notify DTC (in its capacity as the owner of record of the Principal Receipts or Callable Principal Receipts) of such action. Pursuant to currently existing procedures, it is expected that DTC, in turn, will notify its Participants who, in turn, will notify the beneficial owners of Principal Receipts or Callable Principal Receipts of such event. Thereafter, except when the approval of the beneficial owners of the Coupon Receipts is also required as described below, the Trustee shall vote solely in accordance with the instructions received from DTC (or pursuant to the applicable procedures of DTC) and shall apportion its voting power on the basis of the face amount of such Principal Receipts or Callable Principal Receipts. For any Receipts which are not then held by DTC or any other depository, the Trustee, upon receipt of the Bond proxy, will notify the registered holders directly of such action and shall vote in the same manner as noted above. In no event shall the Depositor be allowed or entitled (other than in its capacity as a safekeeper for a registered holder) to vote, directly or indirectly any Receipts.

            By their affirmative vote, the Holders of more than 50% in principal amount of Receipts of any series may direct the Trustee to take or omit to take any action required or permitted under the Trust Agreement or the Trust Indenture Act of 1939, as amended; provided, however, that the Trustee shall not vote in favor of any proposal with regard to the Bonds which would have the effect of permitting a redemption or prepayment of the Bonds unless the Holders of 100% of the Receipts then outstanding of the applicable series (including all Coupon Receipts, Principal Receipts or Callable Principal Receipts, as the case may be) vote in favor of such action.

            The Trustee will maintain a fidelity bond for the protection of registered Receiptholders in customary amounts against losses due to dishonest or fraudulent action by its employees in connection with its obligations under the Trust Agreement.

            The Trust Agreement provides that neither the Trustee nor the Depositor shall be subject to any liabilities to registered Receiptholders other than by reason of willful misconduct, bad faith or negligence in the performance of duties set forth in the Trust Agreement and that neither of them shall be liable to such registered holders if any law, government regulation or other circumstance prevents or delays performance of duties set forth in the Trust Agreement.


            DTC will not be deemed an agent of the Trustee. The Trustee may own and deal in bonds of the same issue and maturity as the Bonds and in Receipts.

            The Trustee and the Depositor may amend the Trust Agreement, provided that no amendment may be made which defers or alters the maturity of a Receipt or in any manner adversely affects the rights of a Holder of a Receipt to the interest or principal payments evidenced thereby or otherwise materially prejudices any substantial existing right of a Holder.


            No amendment to the Trust Agreement shall be effective unless the Depositor shall have provided the nationally recognized statistical rating agency which has rated the Receipts of each Trust to be effected by such amendment with ten days prior written notice of such proposed amendment, and shall have received a written confirmation from such nationally recognized statistical rating agency that such amendment will not cause the nationally recognized statistical rating agency to downgrade its rating of the subject Receipts.


            The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of any amendment, supplement or waiver is authorized and permitted by the Trust Agreement. Such opinion shall not be an expense of the Trustee.


            The Trustee may at any time resign as Trustee by written notice to the Depositor, such resignation to take effect upon the appointment of a successor Trustee, subject to the terms and conditions of the Trust Agreement. A successor Trustee shall be a bank with trust powers or trust company having its principal office in the United States of America, having a combined capital and surplus of at least $50,000,000, and having a rating of Baa or better assigned by at least one nationally recognized statistical rating agency, as that term is defined under Securities and Exchange Commission Rule 15C3-1(c)(2)(vi)(F).


            The Depositor may at any time remove the Trustee as Trustee under the Trust Agreement by written notice of its election to do so, delivered to the Trustee, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment, subject to the terms and conditions of the Trust Agreement.

            In the event that the Trustee becomes incapable of action, is adjudged to be bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed by court action instituted by any registered holder of a Receipt who has been a registered holder for six months or by registered holders of 10% of the face amount of Receipts of a series which is outstanding at such time.


                         FEDERAL INCOME TAX CONSEQUENCES

            The following is a summary of the material federal income tax consequences that may result from the purchase, ownership and disposition of Receipts. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions in effect as of the date hereof. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, affecting the accuracy of the statements set forth herein. In particular, purchasers of the Receipts should be aware that changes in, or clarifications of, the tax law applicable to Receipts, including the regulations that address the federal income tax consequences relating to obligations issued with original discount (the "OID Regulations") and adoption of regulations under section 1286 of the Code, may occur after issuance of Receipts and may be applied retroactively to owners of Receipts. Additional United States federal income tax considerations applicable to particular series and/or classes of Receipts may be set forth in the applicable Prospectus Supplement.

            This summary does not purport to address all federal income tax matters that may be relevant to purchasers of Receipts or to address the tax consequences of a purchase of Receipts by any particular investor. For example, it deals only with Receipts held as capital assets within the meaning of Section 1221 of the Code. It does not address tax consequences that may be relevant to particular holders subject to special treatment under federal income tax law (e.g., banks and other financial institutions, life insurance companies, dealers in securities or currencies, tax-exempt entities, taxpayers holding Receipts as a hedge, or whose "functional currency" is not the United States dollar). Except as indicated, this summary is directed to prospective purchasers in the initial offering described herein, and not to subsequent purchasers of Receipts.
Consequently, purchasers of Receipts (in particular dealers in securities and purchasers of the Callable Principal Receipts) should consult their own tax advisors concerning the tax consequences to them under federal income tax law, as well as the tax law of any state, local or foreign jurisdiction, of the purchase, ownership and disposition of Receipts.


            Upon the issuance of each series of Receipts, McCarter & English, LLP will render an opinion to the effect that, for federal income tax purposes:
(1) the Trust will be a grantor trust and not a partnership or an association taxable as a corporation; (2) each Receipt will be considered a "stripped bond" or a "stripped coupon," as appropriate, under section 1286 of the Code, for purposes of applying the original issue discount rules of the Code to a purchaser; (3) a Receipt purchased in an original sale or subsequent purchase will be treated, for purposes of applying the original issue discount rules of the Code to such purchaser, as if the Receipt held by such purchaser was issued on the purchase date with original issue discount; (4) the original issue discount with respect to a Receipt, other than certain Callable Principal Receipts, will equal the excess of the amount payable at maturity of the Receipt over the purchase price of such Receipt; (5) each of the Callable Principal Receipts should be treated under Section 1286 of the Code as a single stripped bond for purposes of calculating original issue discount and gain or loss on disposition; (6) in the case of a Callable Principal Receipt with respect to which the related Bond is required to be redeemed prior to its stated maturity date, original issue discount and yield to maturity will likely be required to be calculated by taking into account events that have occurred prior to the purchase date of such Callable Principal Receipt and therefore, as if the date on which the redemption is to take place and the redemption price were the maturity date and amount payable at maturity, respectively; (7) in the case of a Callable Principal Receipt not required to be redeemed prior to its stated maturity date, the final regulations under sections 1272 through 1275 of the Code provide that, if based on all the facts and circumstances as of the issue date it is more likely than not that a debt instrument's stated payment schedule will not occur, then the yield and maturity of the debt instrument are computed based on the payment schedule most likely to occur. The Depositor will undertake to file a copy of this opinion with the Commission as an exhibit to Form 8-K prior to the deposit of Bonds by the Depositor with the Trustee and the issuance of Receipts with respect to any Series.


CLASSIFICATION OF THE TRUST


            In the opinion of McCarter & English, LLP the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. As a grantor trust, the Trust will not be not subject to federal income tax, although Receiptholders will be subject to the tax treatment discussed below.

FEDERAL TAX TREATMENT OF STRIPPED BONDS AND STRIPPED COUPONS

            Under section 1286 of the Code, the separation of ownership of the right to receive some or all of the principal payments on a bond from the ownership of the right to receive some or all of the interest payments on that bond which have not become payable results in the creation of "stripped bonds" with respect to the principal payments and "stripped coupons" with respect to the interest payments. Receipts will be considered "stripped bonds" or "stripped coupons," as appropriate, and a Receipt (whether purchased by a purchaser in an original sale or in a subsequent transaction) will be treated, under section 1286 of the Code, solely for purposes of applying the original issue discount rules of the Code to such purchaser, as if the Receipt held by such purchaser was issued on the purchase date with original issue discount ("OID"). Purchasers of the Receipts will be required to include the accrued portion of the OID (as described below) in gross income for the taxable year even though the corresponding payment may not be received during the taxable year.

            PRINCIPAL RECEIPTS AND COUPON RECEIPTS
            --------------------------------------

            In the opinion of McCarter & English, LLP the Coupon Receipts will be treated as "stripped coupons" and Principal Receipts will be treated as "stripped bonds," within the meaning of section 1286 of the Code. The total amount of OID with respect to a Principal Receipt or Coupon Receipt will equal the excess of the amount payable at maturity of the particular Principal Receipt or Coupon Receipt over the purchase price of the respective Receipt.


            CALLABLE PRINCIPAL RECEIPTS
            ---------------------------

            It is believed by the Depositor that purchasers of the Callable Principal Receipts will be treated, for purposes of calculating original issue discount and gain or loss on disposition, as having purchased a single "stripped bond" (rather than multiple debt components representing separate rights to receive principal and to receive interest on each interest payment date subsequent to the first optional call date thereof, for which tax basis must be separately allocated and original issue discount separately calculated). In the event that the scheduled maturity date of a particular Callable Principal Receipt is properly treated as the maturity date of such Receipt for purposes of the original issue discount rules, it is believed by the Depositor that such Callable Principal Receipt will be regarded as evidencing a single "installment obligation", within the meaning of the regulations promulgated by the U.S. Treasury with respect to original issue discount. This treatment is based on an interpretation of the interrelationship between section 1286 of the Code and certain Treasury regulations promulgated under sections 1272, 1273, and 1275 of the Code, and there can be no assurance that the Internal Revenue Service would agree with such interpretation. Certain of the Bonds related to Callable Principal Receipts may be required to be redeemed prior to their stated maturity date at a price equal to their principal amount plus, in some cases, a fixed call premium. Under section 1286 the U.S. Treasury is given specific authority to adopt regulations modifying treatment under such section where necessary to accurately reflect the income of the holder of a stripped right by reason of applicable call options or other circumstances. Because section 1286 of the Code treats a "stripped bond" as being issued on the date of purchase for purposes of applying the original issue discount rules of the Code, the original issue discount and yield to maturity of the Principal Receipts will likely be required by the Internal Revenue Service to be calculated by taking into account events that have occurred prior to such purchase date and therefore as if the date on which the redemption is to take place and the redemption price were the maturity date and amount payable at maturity, respectively, of such Callable Principal Receipts. Under regulations promulgated pursuant to sections 1271 through 1275 of the Code, if based on all the facts and circumstances as of the issue date it is more likely than not that a debt instrument's stated payment schedule will not occur, then the yield and maturity of the debt instrument are computed based on the payment schedule most likely to occur. It is otherwise uncertain whether the scheduled maturity date of a particular Callable Principal Receipt will be viewed as the maturity date of such Callable Principal Receipt for purposes of the original issue discount rules (e.g., determination of yield to maturity and amount payable at maturity), particularly where on the date of purchase of such Callable Principal Receipt objective market factors suggest that in the absence of any market change, it can be expected to be in the economic interest of the issuer of the related Bond to call such Bond on a date prior to scheduled maturity. As described above, the OID Regulations provide that if, based on all the facts and circumstances as of the issue date, it is more likely than not that a debt instrument's stated payment schedule will not occur, then the yield and maturity of the debt instrument are computed based on the payment schedule most likely to occur. It is likely that future Treasury regulations promulgated pursuant to a specific grant of regulatory authority under section 1286 of the Code with respect to stripped rights with call options will address this question.

            ACCRUAL OF ORIGINAL ISSUE DISCOUNT
            ----------------------------------

            In general, OID on a Receipt accrues on a daily basis, based on the constant yield to maturity of the Receipt over the term of the Receipt and is to be allocated ratably to each day in an accrual period. The constant yield to maturity means that interest rate which when used in computing the present value of all of the principal and coupon payments to be made on the Receipts produces an amount equal to the purchase price of such Receipts, calculated based on compounding at the end of each accrual period.

            In the case of any Receipt that matures more than one year after its date of purchase, the OID will be allocated to accrual periods which may be of any length and may vary over the term of the Receipt, provided that no period is longer than one year and the principal payment and each coupon payment with respect to the Receipt occurs on the first or last day of an accrual period. The portion of the OID that is allocated to an accrual period will equal the product of (i) the purchase price of such Receipts increased by the portion of the OID allocated to prior accrual periods during which the purchaser held such Receipts (and, in the case of a Callable Principal Receipts, if properly treated as an installment obligation maturing on the scheduled maturity date, reduced by any payments on such Receipts received in prior accrual periods during which the purchaser held such Receipts), and (ii) the yield to maturity of the Receipts appropriately taking into account the length of the accrual period. The resulting portion of OID allocated to an accrual period will be divided by the number of days in the accrual period to determine the daily portions of OID for that accrual period.


            In the case of a Receipt maturing within one year of the date on which it is purchased, OID accrues on a straight-line basis and is apportioned equally to each of the days subsequent to the date of purchase of such Receipt through the date of maturity, provided that, at the owner's election, OID may be accrued under a constant yield method based on the yield to maturity calculated as described above but with daily compounding (rather than compounding at the end of each accrual period).


GAIN OR LOSS

            A purchaser's tax basis in a Receipt will equal the purchase price for such Receipt increased by the portion of the original issue discount accrued on such Receipt during the period such purchaser owns the Receipt and, in the case of a Callable Principal Receipt, if properly treated as an installment obligation maturing on the scheduled maturity date, reduced by any payments actually received prior to maturity. Gain or loss on sale or at maturity of a Receipt will be equal to the difference between the amount realized in such sale or at maturity and the owner's tax basis at the time of sale or at maturity and will be taxable capital gain or loss.

ADDITIONAL TAX CONSIDERATIONS

            BACKUP WITHHOLDING
            ------------------

            Payments of interest (including OID) and principal, as well as proceeds from the disposition or retirement of Receipts, may be subject to a "backup" withholding tax of 31 percent if a recipient fails to furnish to the payor (in the case of Receipts, the Trustee) certain identifying information. Certain penalties also may be imposed by the IRS on a recipient of payments who is required to supply information, but fails to do so in the proper manner.

            Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders should consult their own tax advisers with respect to qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Any amounts deducted and withheld would be allowed as a credit against such recipient's federal income tax.

            TAX INFORMATION REPORTING
            -------------------------

            Within a reasonable time after the end of each calendar year, the Trustee will furnish each Receiptholder (DTC or other holders of Certificated Receipts) such customary information as the Trustee deems necessary or desirable to enable Receiptholders to prepare their tax returns. The Trustee will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to Receipts are uncertain in various respects, there is no assurance that the IRS will agree with the information reports. Moreover, even if otherwise accepted as accurate by the IRS, such information reports will be based on the original issue price of the Receipt and will, therefore, in the case of Receiptholders who purchased their Receipt after their initial issuance or at a price different from the original issue price, require adjustments to account for such Receiptholders' holding periods and purchase prices. Receiptholders who hold their Receipt through DTC participants should consult the party from whom they receive tax reports concerning the Receipts to determine whether such reports reflect such adjustments. Receiptholders who hold Certificated Receipts should consult their tax advisors concerning the method for making any such required adjustments.

            NON-UNITED STATES HOLDERS
            -------------------------

            A Non-United States Holder is a beneficial owner of a Receipt other than a United States citizen or resident, a domestic partnership or corporation, or a trust subject to U.S. income tax on income regardless of its source. Under present federal income and estate tax law:

            (a) No withholding of federal income tax will be required with respect to the payment of interest or OID attributable to a Receipt owned by a Non-United States Holder, provided that such Holder (i) does not actually or constructively own 10 percent or more of any issuer of Bonds, and (ii) in accordance with specified procedures, supplies the person otherwise required to withhold with a certification to the effect that the beneficial owner is not a United States person, citizen or resident. In certain circumstances, the requisite certification may be provided by or through a bank or other financial institution.


            (b) If certain conditions are met, a nonresident alien individual will not be subject to Federal income tax with respect to certain gains realized on the sale, exchange, or retirement of a Receipt.


            (c) A Receipt beneficially owned by an individual who at the time of such individual's death is a Non-United States Holder will not be subject to federal estate tax as a result of such individual's death, provided that the payments with respect to such Receipt are not effectively connected with a United States trade or business of such individual and the Receipts constitute portfolio debt obligations, interest on which is exempt from withholding under the Code.

            Notwithstanding the foregoing, Non-United States Holders may be subject to income tax withholding and estate taxation with respect to any Bonds that were issued before July 18, 1984. Further, a Non-United States Holder engaged in a trade or business within the United States whose income from a Receipt is effectively connected with that trade or business generally will be subject to regular United States federal income tax on such income and gain as if it were a United States Holder. In addition, if a Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits for the taxable year, subject to adjustments.

            Backup withholding will not apply to payments to a Non-United States Holder on a Receipt if the holder has certified as to its foreign status under penalty of perjury (or has otherwise established an exemption) and certain other requirements are met, provided that the payor does not know that the payee is a United States person. Payments on the sale, exchange or other disposition of a Receipt to or through a foreign office of a broker will not be subject to backup withholding provided certain requirements are met; payments to or through the United States office of a broker will be subject to backup withholding unless the Non-United States Holder makes the certification or otherwise establishes an exemption under the conditions previously described.

            NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAW TO THEIR PARTICULAR SITUATIONS.

STATE AND OTHER TAX CONSIDERATIONS

            In addition to the federal income tax consequences  described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of Receipts. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction. Therefore, prospective purchasers should consult their own tax advisors with respect to such matters.


                              ERISA CONSIDERATIONS

            Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code, prohibit "plan assets" of a pension, profit sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans (each a "Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified person" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available.

            A violation of the prohibited transaction rules could occur if Receipts of any series were purchased with assets of a Plan, and if the Depositor, the Trustee, or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DOL"). The Depositor, the Trustee, or their affiliates may be "parties in interest" and "disqualified persons" with respect to certain Plans; in particular, it is likely that the Trustee will be treated as a "party in interest" and "disqualified person" with many Plans. Before purchasing Receipts of any particular series, a Plan fiduciary (as defined in ERISA section 3(21) and the regulations issued thereunder) or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Depositor, the relevant Trustee or any of their affiliates, and should consult its counsel regarding the purchase in light of the considerations described below.

            The DOL has issued three class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the
Receipts: DOL Prohibited Transaction Exemption 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

            Under certain circumstances, the Plan Asset Regulation treats the underlying assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Receipts will represent beneficial interests in a Trust, the Receipts will be considered equity interests for purposes of the Plan Asset Regulation, with the result that the assets of the Trust will be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless either of the following exceptions applies.

            The first exception applies to a "publicly offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the issuer and of one another ("Independent Investors"), and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or
(ii) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, each class of Receipts should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that each class of Receipts will meet the foregoing criteria for treatment as "publicly-offered securities," although no assurance can be given that each class of each Series will meet this criteria.

            The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in an entity is not significant on any date on which an equity interest in the entity is issued and outstanding if, immediately after the most recent acquisition or any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity (excluding interests held by any person who has discretionary authority or control with respect to such assets of the entity, received direct or indirect compensation for providing investment advice with respect to such assets, or is an affiliate of such person) is held by benefit plan investors. No assurance can be given by the Depositor as to whether or not the value of each class of Receipts in any Trust held by benefit plan investors will be "significant" upon completion of the offering of any series of Receipts or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

            If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to a Trust and the Trust were considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to Receipts held by the Plan might be prohibited under section 406 of ERISA and/or section 4975 of the Code, and might result in excise tax and other liabilities under ERISA or Section 4975 of the Code unless an exemption were available. The three DOL class exemptions mentioned above may not provide relief for all transactions involving the assets of a Trust, even if they would otherwise apply to the purchase of a Receipt by a Plan.

            Receipts of any series may not be purchased with the assets of a Plan if the Depositor, the Trustee, or any of their affiliates is deemed a Plan fiduciary under the definition set forth above and, among other things, (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan.

            In light of the foregoing, fiduciaries and other investors considering the purchase of Receipts with "plan assets" (as defined in ERISA and the regulations thereunder) of any Plan should consult their tax and/or legal counsel regarding whether the assets of the Trust would be considered "plan assets" of the Plan of such investors and fiduciaries, and the availability of an exemption from the prohibited transaction rules.


                              PLAN OF DISTRIBUTION

            The Receipts offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series. The Receipts will be transferred to Rickel Securities, Inc. in exchange for the Bonds, and there will be no cash proceeds received by the Depositor from the sale of the Receipts.

            Any Receipts acquired by Rickel Securities, Inc. in exchange for Bonds as described above will be acquired by Rickel Securities, Inc. for its own account and may be resold from time to time in one or more transactions, including negotiated transactions at fixed public offering prices or a varying prices to be determined at the time of sale or at the time of commitment therefor. If any underwriters other than Rickel Securities, Inc. participate as co-managers in the distribution of the Receipts of a particular series, their names and Rickel Securities, Inc.'s will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

            In connection with any sale of the Receipts in which Rickel Securities, Inc. is not the sole underwriter, the other underwriters may receive compensation from Rickel Securities, Inc. or from purchasers of the Receipts in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Receipts may be deemed to be underwriters in connection with such Receipts, and any discounts or commissions received by them from Rickel Securities, Inc. and any profit on the resale of Receipts by them may be deemed to be underwriting discounts and commissions under the Securities Act.

            It is anticipated that the underwriting agreement pertaining to the sale of any series of Receipts in which Rickel Securities, Inc. is not the sole underwriter will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Receipts if any are purchased (other than in connection with an underwriting on a best efforts basis), and that the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.


                                 LEGAL OPINIONS


            Certain legal and federal income tax matters relating to the Receipts will be passed upon for the Depositor and Rickel Securities, Inc. by McCarter & English, LLP, counsel to the Depositor and Rickel Securities, Inc.



                                 INDEX OF TERMS

            Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


TERMS                                                                       PAGE
-----                                                                       ----

Accreted Value ............................................................   11
Bonds .....................................................................    1
Cede ......................................................................    3
Certificated Receipts .....................................................   13
Code ......................................................................    4
Commission ................................................................    3
Depositor .................................................................    1
DOL .......................................................................   20
DTC .......................................................................    1
DTC Book Entry Only System ................................................   12
ERISA .....................................................................    5

Exchange Act ..............................................................    3
Holders ...................................................................    3
Independent Investors .....................................................   21
Indirect Participants .....................................................   12
Issuance Date .............................................................    4
Obligor ...................................................................    6
OID .......................................................................   17
OID Regulations ...........................................................   16
Plan ......................................................................   20
Plan Asset Regulation .....................................................   20
Prospectus Supplement .....................................................    1
Receiptholders ............................................................    3
Receipt Register ..........................................................   14
Receipts ..................................................................    1
Registration Statement ....................................................    3
Rules .....................................................................   12
Securities Act ............................................................    3
Trust .....................................................................    1
Trust Agreement ...........................................................    1
Trustee ...................................................................    1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth the estimated expenses to be incurred in connection with the offering of the Receipts, other than underwriting discounts and commissions, described in this Registration Statement:

            Securities & Exchange Commission Registration Fee............$18,182
            Printing.......................................................5,000
            Legal Fees and Expenses.......................................75,000
            Blue Sky Filing and Counsel Fees...............................4,500
            Accountants' Fees..............................................5,000
            Trustee Fees and Expenses.....................................10,000
            Rating Agencies' Fees.........................................10,000
            Miscellaneous.................................................18,104
                                                                         -------
            Total.......................................................$145,786


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            American Corporate Receipts, Inc. is incorporated under the laws of New Jersey. Section 14A:3-5 of the New Jersey General Corporation Business Act provides that a New Jersey corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A New Jersey corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

            American Corporate Receipts, Inc.'s Certificate of Incorporation provides, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by New Jersey law.

ITEM 16.  EXHIBITS.

            Exhibits


             1.1  --    Form of Underwriting Agreement.*
             3.1  --    Certificate of Incorporation of the Depositor
                        (as amended by Certificate of Amendment).**
             3.2  --    By-laws of the Depositor.*
             4.1  --    Form of Master Trust Agreement and Standard Terms
                        and Provisions **

             5.1  --    Opinion of McCarter & English, LLP with respect
                        to legality.**
             8.1  --    Opinion of McCarter & English, LLP with respect to
                        federal tax matters.**
            24.1  --    Consent of McCarter & English, LLP
                        (included as part of Exhibits 5.1 and 8.1).
            25.1  --    Power of Attorney.*
            99.1  --    Form of Prospectus Supplement**

-------------------
            *   Previously filed.
            ** Amended form of document previously filed.


ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of
                Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.


        (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rules 430A and contained in a form of prospectus filed by the registrant pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (6) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors and officers of the Depositor pursuant to the provisions discussed in Item 14 above, or otherwise, the Depositor has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officer of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the securities to be offered for sale pursuant to this Registration Statement will meet the security rating requirements for registration pursuant to Form S-3 at the time of their sale, and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Millburn, State of New Jersey, on the 29th day of December, 1997.


                        AMERICAN CORPORATE RECEIPTS, INC.


                        /S/ JOHN C. SABO
                        -------------------
                        John C. Sabo
                        President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 29, 1997 by the following persons in the capacities indicated.


    SIGNATURE                                          TITLE
    ---------                                          -----


/S/ JOHN C. SABO                           President and Sole Director
----------------
    John C. Sabo                           (Principal Executive Officer)



/S/ SUSAN P. BOWEN                         Senior Vice President
------------------
    Susan P. Bowen                         (Chief Financial Officer)

                                  EXHIBIT INDEX





 1.1 -      Form of Underwriting Agreement*

 3.1 -      Certificate of Incorporation of the Depositor
           (as amended by Certificate of Amendment)**

 3.2 -      By-laws of the Depositor*

 4.1 -      Form of Master Trust Agreement and Standard
            Terms and Provisions**

 5.1 -      Opinion of McCarter & English, LLP with respect to legality**

 8.1 - Opinion of McCarter & English, LLP with respect to federal tax matters**

24.1 - Consent of McCarter & English, LLP (included as part of Exhibits 5.1 and 8.1)

25.1 -      Power of Attorney*

99.1 -      Form of Prospectus Supplement**


-------------------
 *   Previously filed.
 ** Amended form of document previously filed.